As filed with the Securities and Exchange Commission on April 16, 2010
Registration No. 333-165394

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cenveo Corporation

(Exact name of registrant as specified in its charter)

Delaware	2670	84-1250534
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Canterbury Green
201 Broad Street
Stamford, Connecticut 06901
(203) 595-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrants

Timothy M. Davis
General Counsel
Cenveo Corporation
One Canterbury Green
201 Broad Street
Stamford, Connecticut 06901
(203) 595-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Gary J. Simon, Esq.
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
(212) 837-6000

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Large accelerated filed ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following, other than Cenveo, Inc., which wholly owns Cenveo Corporation, are direct or indirect wholly owned subsidiaries of Cenveo, Inc. and are expected to guarantee the debt securities issued pursuant to this registration statement.  The address, including zip code, and telephone number, including area code, of each of the co-registrants is One Canterbury Green, 201 Broad Street, Stamford, Connecticut, 06901, (203) 595-3000.

Exact Name of Additional Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Cenveo, Inc.	Colorado	84-1250533
CNMW Investments, Inc.	Delaware	87-0795828.
Cenveo Commercial Ohio, LLC	Colorado	20-2017825
Cenveo Government Printing, Inc.	Colorado	04-3671149
Cenveo Services, LLC	Colorado	20-0186643
Cenveo Resale Ohio, LLC	Colorado	20-2017943
Discount Labels, LLC	Indiana	35-1119834
Cenveo Omemee LLC	Delaware	N/A
Colorhouse China, Inc.	Colorado	20-1298678
RX JV Holding, Inc.	Delaware	13-4350642
CRX JV, LLC	Delaware	74-3197673
CRX Holding, Inc.	Delaware	13-4350639
Rx Technology Corp.	Delaware	20-1151536
PC Ink Corp.	Delaware	20-1976458
Printegra Corporation	Georgia	04-3672563
Cadmus Printing Group, Inc.	Virginia	54-1770795
Washburn Graphics, Inc.	North Carolina	56-1063805
Cadmus Journal Services, Inc.	Virginia	54-0157890
Cadmus Financial Distribution, Inc.	Virginia	54-1816339
Cadmus Technology Solutions, Inc.	Virginia	58-2202553
Garamond/Pridemark Press, Inc.	Maryland	52-0786405
Cadmus Delaware, Inc.	Delaware	13-4341386
Cadmus UK, Inc.	Virginia	54-2032531
Expert Graphics, Inc.	Virginia	54-1114775
Cadmus Marketing Group, Inc.	Virginia	54-1770793
Cadmus Direct Marketing, Inc.	North Carolina	56-1672605
Cadmus Interactive, Inc.	Georgia	58-2172821
Cadmus Marketing, Inc.	Virginia	54-1630635
Cadmus/O’Keefe Marketing, Inc.	Virginia	54-1819514
Old TSI, Inc.	Georgia	58-1363016
Cadmus Investments, LLC	Delaware	81-0666802
Port City Press, Inc.	Maryland	52-0736485
Science Craftsman Incorporated	New York	13-2922794
Cadmus International Holdings, Inc.	Virginia	54-1770794
CDMS Management, LLC	Delaware	N/A
Vaughan Printers Incorporated	Florida	59-0932455
VSUB Holding Company	Virginia	54-1706917
Cenveo CEM, LLC	Delaware	13-4366523
Cenveo CEM, Inc.	Delaware	13-4366519
Madison/Graham ColorGraphics, Inc.	California	95-1761146
Madison/Graham ColorGraphics Interstate Services, Inc.	California	95-4887490
Commercial Envelope Manufacturing Co. Inc.	New York	13-1840023
Berlin & Jones Co., LLC	New York	13-4269493
Heinrich Envelope, LLC	New York	11-3641483
Rex Corporation	Florida	59-2769876
136 Eastport Road, LLC	Delaware	94-3436726
Lightning Labels, LLC	Delaware	26-3947517

3

Nashua Corporation	Massachusetts	02-0170100
Nashua International, Inc.	Delaware	02-0430039
Cenveo Alberta Finance LP	Alberta, Canada	N/A
Cenveo McLaren Morris & Todd Company	Nova Scotia, Canada	N/A

4

Explanatory Note

        This Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-165394) is being filed solely for the purpose of re-filing Exhibit 5.1. No changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 20.	Indemnification of Directors and Officers.

Cenveo, Inc.

Section 7-109-101 et seq. of the Colorado Business Corporations Act empowers a Colorado corporation to indemnify its directors, officers, employees and agents under certain circumstances, as well as providing for elimination of personal liability of directors and officers of a Colorado corporation for monetary damages.

A corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee, fiduciary or agent, against reasonable expenses incurred by him or her in connection with the proceeding.

A corporation may indemnify a person made a party to a proceeding because the person is or was a director, officer, employee, fiduciary or agent if the person conducted himself or herself in good faith and the person reasonably believed that his or her conduct was in or not opposed to the best interests of the corporation (or in the case of a criminal proceeding, had a reasonable belief that his or her conduct was not unlawful), except that no indemnification is allowed in connection with a proceeding by or in the right of the corporation in which the person seeking indemnification was adjudged to be liable to the corporation or in connection with any other proceeding in which the person was adjudged liable on the basis that he or she derived an improper personal benefit.

A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of another domestic or foreign corporation or other person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Section 7-109-101 et seq.

Article V of the Articles of Incorporation of the Company reads as follows:

“The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign Corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person’s estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.”

Article VI of the Articles of Incorporation of the Company reads as follows:

“There shall be no personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except that said personal liability shall not be eliminated to the Corporation or to the shareholders for monetary damages arising due to any breach of the director’s duty of loyalty to the Corporation or to the shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, C.R.S., or any transaction from which a director derived an improper personal benefit. Notwithstanding any other provisions herein, personal liability of a director shall be eliminated to the greatest extent possible as is now, or in the future, provided for by law.  Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.”

Article VIII of the Bylaws of the Company reads as follows:

“The corporation shall be authorized to indemnify any person entitled to indemnity under the Colorado Business Corporation Act, as the same exists or may hereafter be amended (the “Act”), to the fullest extent permitted by the Act; provided, however, that the corporation shall not be permitted to indemnify any person in connection with any proceeding initiated by such person, unless such proceeding is authorized by a majority of the directors of the corporation.”

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Company’s Articles of Incorporation.

Cenveo Government Printing, Inc. and Colorhouse China, Inc.

The certificate of incorporation or bylaws of each of the Colorado corporations authorizes the corporation to indemnify its officers and directors.

The Colorado Limited Liability Companies

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary course of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.  A limited liability company is not permitted under the Colorado Limited Liability Company Act to indemnify a director in connection with: (a) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) any other proceeding, in which the director was adjudged liable on the basis that the director derived an improper personal benefit, whether or not involving action in an official capacity.

Cenveo Services, LLC, Cenveo Commercial Ohio, LLC and Cenveo Resale Ohio, LLC

The certificate of formation, limited liability company agreement or operating agreement of the Colorado limited liability companies permits or requires indemnification of managers, members, directors and officers.

The Delaware Corporations

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation.  The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Cenveo Corporation

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation.  The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Article V of the Certificate of Incorporation of Cenveo Corporation reads as follows:

“The corporation shall indemnify its directors and officers, and may indemnify its employees and agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware if any such person is made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.”

Article VIII of the Bylaws of Cenveo Corporation read as follows:

“The corporation shall be authorized to indemnify any person entitled to indemnity under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“DGCL” ) to the fullest extent permitted by the DGCL; provided, however, that the corporation shall not be permitted to indemnify any person in connection with any proceeding initiated by such person, unless such proceeding is authorized by a majority of the directors of the corporation.”

CRX Holding, Inc., Rx Technology Corp., RX JV Holding, Inc., PC Ink Corp., Cadmus Delaware, Inc., Cenveo CEM, Inc., CNMW Investments, Inc., and Nashua International, Inc.

The certificate of incorporation or bylaws of each of the Delaware corporations above permit or require indemnification of directors and officers.

The Delaware Limited Liability Companies

Delaware Limited Liability Company Act.  Section 18-303(a) of the Delaware Limited Liability Company Act (“DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company.  Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Cenveo Omemee LLC, Cadmus Investments, LLC, CDMS Management, LLC, Cenveo CEM, LLC, Lightning Labels, LLC

The certificate of formation, limited liability company or operating agreement of each of the Delaware limited liability companies permits or requires indemnification of directors and officers.

136 Eastport Road, LLC and CRX JV, LLC

The certificate of formation and limited liability agreement are silent on indemnification

The Florida Corporations

Florida Business Corporation Act.  Section 607.0850 of the Florida Business Corporation Act (“FLBCA”) permits, in general, a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful.  In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.  Section 607.0850(6) of the FLBCA permits the corporation to pay such costs or expenses in advance of a final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification under the FLBCA.  Section 607.0850 of the FLBCA provides that the indemnification and advancement of expense provisions contained in the FLBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

Vaughn Printers Incorporated

The articles of incorporation and bylaws are silent on indemnification.

Rex Corporation

The articles of incorporation or bylaws permit indemnification.

The Georgia Corporations

Georgia Business Corporation Code.  Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (“GABCC”) provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.  Subsection (d) of Section 14-2-851 of the GABCC provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.  Notwithstanding the foregoing, pursuant to Section 14-2-854, a court shall order a corporation to indemnify or give an advance for expenses to a director if such court determines the director is entitled to indemnification under Section 14-2-854 or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GABCC or was adjudged liable in a proceeding referred to in subsection (d) of Section 14-2-851 of the GABCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-852 of the GABCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.  Subsection (c) of Section 14-2-857 of the GABCC provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and may apply to a court under Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.  In addition, subsection (d) of Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

Printegra Corporation, Cadmus Interactive, Inc., and Old TSI, Inc.

The articles of incorporation or bylaws of the Georgia corporations permit indemnification of directors and officers.

American Graphics, Inc.

The articles of incorporation or bylaws are silent on indemnification.

The Indiana Limited Liability Company

Section 23-18-2-2 of the Indiana Business Flexibility Act (“Indiana LLC Law”) provides that, unless the limited liability company’s articles of organization provide otherwise, every limited liability company has power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement.  Section 23-18-4-4 of Indiana LLC Law provides that a written operating agreement may provide for indemnification of a member or manager for monetary damages for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Discount Labels, LLC

The limited liability company agreement or certificate of formation requires indemnification.

The Maryland Corporations

Maryland General Corporation Law.  Under Section 2-418 of the Maryland General Corporation Law (“MDGCL”), a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.  Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the proceeding unless it is proven that (a) the act or omission of the director was material to the matter giving rise to the proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his act or omission was unlawful.  However, the corporation may not indemnify any director in connection with a proceeding by or in the right of the corporation if the director has been adjudged to be liable to the corporation.  A director who has been successful in the defense of any proceeding described above shall be indemnified against reasonable expenses incurred in connection with the proceeding.  The corporation may not indemnify a director in respect of any proceeding charging improper personal benefits to the director in which the director was adjudged to be liable on the basis that personal benefit was improperly received.  The corporation may not indemnify a director or advance expenses for a proceeding brought by the director against the corporation except if the proceeding is brought to enforce indemnification by the corporation or if the corporation’s charter or by-laws, a board resolution or contract provides otherwise.  Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the director, may order indemnification if it determines that in view of all the relevant circumstances, the director is fairly and reasonably entitled to indemnification; however, indemnification with respect to any proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses.  A corporation may advance reasonable expenses to a director under certain circumstances, including a written undertaking by or on behalf of such director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify directors under Section 2-418 of the MDGCL.

The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not the corporation would have the power to indemnify a director or officer against liability under the provision of Section 2-418 of the MDGCL.  Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

Garamond/Pridemark Press, Inc. and Port City Press, Inc.

The certificate of incorporation or bylaws of the Maryland corporations permit or require indemnification of directors and officers.

The Massachusetts Corporation

Massachusetts law permits a corporation to provide indemnification of directors, officers, employees and other agents against expenses in a derivative or third party action, except that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated not to have acted (1) in good faith in the reasonable belief that his action was in the best interests of the corporation or (2) to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such benefit plan.  Indemnification provided by a Massachusetts corporation is permitted to the extent authorized by (1) the corporation’s articles of organization, (2) a bylaw adopted by the shareholders or (3) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.  Under Massachusetts law, expenses incurred by an officer or director in defending an action may be paid in advance if such director or officer undertakes to repay such amounts should it be determined ultimately that he is not entitled to indemnification.  Additionally, Massachusetts law permits a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

Under Massachusetts law, a corporation’s articles of organization may limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.  However, under Massachusetts law, a charter provision limited director liability cannot limit or eliminate the liability of a director (1) for breach of the director’s duty of loyalty to the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for the unlawful payment of dividends, unlawful repurchases or redemptions of stock, improper loans to insiders, or (4) for any transactions from which the director derived an improper personal benefit.

Nashua Corporation

Nashua Corporation’s articles of organization and bylaws contain provisions that provide indemnification to the fullest extent permitted by Massachusetts law.

The New York Corporations

New York Business Corporation Law.  Section 722(a) of the New York Business Corporation Law (“NYBCL”) provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, including an action by or on the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation.  The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

Section 723 of the NYBCL provides that an officer or director who has been successful, on the merits or otherwise, in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section.  Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

Science Craftsman Incorporated and Commercial Envelope Manufacturing Co., Inc.

The certificate of incorporation or bylaws of the New York corporations are silent on indemnification.

The New York Limited Liability Companies

Section 420 of the New York Limited Liability Company Law provides that a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes: (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Berlin & Jones Co., LLC and Heinrich Envelope, LLC

The certificate of incorporation or bylaws of the New York limited liability companies are silent on indemnification.

The North Carolina Corporation

North Carolina Business Corporation Act.  Section 55-8-51 of the North Carolina Business Corporation Act (“NCBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any proceeding charging improper benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.  Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding.  Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

Cadmus Direct Marketing, Inc.

The bylaws require for indemnification of officers and directors.

Washburn Graphics, Inc.

The bylaws permit for indemnification of officers.

The Virginia Corporations

Cadmus International Holdings, Inc., Cadmus Journal Services, Inc., Cadmus Marketing Group, Inc., Cadmus Marketing, Inc., Cadmus Printing Group, Inc., Cadmus Technology Solutions, Inc., Cadmus UK, Inc., Cadmus/O’Keefe Marketing, Inc., Expert Graphics, Inc., and VSUB Holding Company

Virginia Stock Corporation Act.  The Virginia Stock Corporation Act (“VASCA”) empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard in the preceding sentence; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.  Unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.  Under the VASCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 13.1-697 of the VASCA; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if the director is not entitled to mandatory indemnification under Section 13.1-698 of the VASCA and it is ultimately determined that he did not meet the relevant standard of conduct.  Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director.  A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the VASCA.

VSUB Holding Company

The articles of incorporation or bylaws of the Virginia corporations permit or require indemnification of officers and directors.

Item 21.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Purchase Agreement dated January 29, 2010, among Cenveo Corporation, Cenveo, Inc., the other guarantors named therein and the Initial Purchasers named therein.
2.1
Stock Purchase Agreement dated as of July 17, 2007 among Cenveo Corporation, Commercial Envelope Manufacturing Co. Inc. and its shareholders—incorporated by reference to Exhibit 2.1 to Cenveo, Inc.’s current report on Form 8-K filed July 20, 2007.

4.1
Indenture dated as of February 4, 2004 between Mail-Well I Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee, and Form of Senior Subordinated Note and Guarantee relating to Mail-Well I Corporation’s 7⅞% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.5 to Cenveo, Inc.’s annual report on Form 10-K for the year ended December 31, 2003, filed February 27, 2004.

4.2
Supplemental Indenture, dated as of June 21, 2006 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004 relating to the 7⅞% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.2 to Cenveo, Inc.’s current report on Form 8-K filed June 27, 2006.

4.3
Third Supplemental Indenture, dated as of March 7, 2007 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004 relating to the 7⅞% Senior Subordinated Notes due 2013— incorporated by reference to Exhibit 4.7 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed May 9, 2007.

4.4
Fourth Supplemental Indenture, dated as of July 9, 2007 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004 relating to the 7⅞% Senior Subordinated Notes due 2013— incorporated by reference to Exhibit 4.8 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended June 30, 2007, filed August 8, 2007.

4.5
Fifth Supplemental Indenture, dated as of August 30, 2007 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004 relating to the 7⅞% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.6 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended September 29, 2007, filed November 8, 2007.

4.6
Sixth Supplemental Indenture, dated as of April 16, 2008 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004, relating to the 7⅞% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.7 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended June 28, 2008, filed August 7, 2008.

4.7
Seventh Supplemental Indenture, dated as of August 20, 2008 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004, relating to the 7⅞% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.8 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended September 27, 2008, filed November 5, 2008.

Exhibit No.	Exhibit
4.8
Eighth Supplemental Indenture, dated as of October 15, 2009 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004, relating to the 7⅞% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.1 to Cenveo, Inc.’s current report on Form 8-K filed October 16, 2009.

4.9
Indenture, dated as of June 15, 2004, among Cadmus Communications Corporation, the Guarantors named therein and Wachovia Bank, National Association, as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.9 to Cadmus Communications Corporation’s registration statement on Form S-4 filed August 24, 2004.

4.10
First Supplemental Indenture, dated as of March 1, 2005, to the Indenture dated as of June 15, 2004, among Cadmus Communications Corporation, the Guarantors named therein, Mack Printing, LLC and Wachovia Bank, National Association, as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.9.1 to Cadmus Communications Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2005, filed May 13, 2005.

4.11
Second Supplemental Indenture, dated as of May 19, 2006, to the Indenture dated as of June 15, 2004, among Cadmus Communications Corporation, the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.9.2 to Cadmus Communications Corporation’s annual report on Form 10-K for the year ended July 1, 2006, filed September 13, 2006.

4.12
Third Supplemental Indenture, dated as of March 7, 2007, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.11 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed May 9, 2007.

4.13
Fourth Supplemental Indenture, dated as of July 9, 2007, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.13 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended June 30, 2007, filed August 8, 2007.

4.14
Fifth Supplemental Indenture, dated as of August 30, 2007, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.13 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended September 29, 2007, filed November 8, 2007.

4.15
Sixth Supplemental Indenture, dated as of November 7, 2007, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.12 to Cenveo, Inc.’s annual report on Form 10-K for the year ended December 29, 2007, filed on March 28, 2008.

Exhibit No.	Exhibit
4.16
Seventh Supplemental Indenture, dated as of April 16, 2008, to the Indenture dated as of June 15, 2004, among   Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.16 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended June 28, 2008, filed on August 7, 2008.

4.17
Eighth Supplemental Indenture, dated as of August 20, 2008, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.18 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended September 27, 2008, filed November 5, 2008.

4.18
Ninth Supplemental Indenture, dated as of October 15, 2009, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.2 to Cenveo, Inc.’s current report on Form 8-K filed October 16, 2009.

4.19
Indenture, dated as of June 13, 2008, between Cenveo Corporation and U.S. Bank National Association, as Trustee, relating to the 10½% Notes of Cenveo Corporation—incorporated by reference to Exhibit 4.1 to Cenveo, Inc.’s current report on Form 8-K filed June 13, 2008.

4.20
Guarantee by Cenveo, Inc. and the other guarantors named therein relating to the 10½% Notes of Cenveo Corporation—incorporated by reference to Exhibit 4.2 to Cenveo, Inc.’s current report on Form 8-K dated (date of earliest event reported) June 9, 2008, filed June 13, 2008.

4.21
First Supplemental Indenture, dated as of August 20, 2008, to the Indenture of June 13, 2008 between Cenveo Corporation and U.S. Bank National Association, as Trustee, relating to the 10½% Notes of Cenveo Corporation—incorporated by reference to Exhibit 4.21 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended September 27, 2008, filed November 5, 2008.

4.22
Second Supplemental Indenture, dated as of October 15, 2009, to the Indenture of June 13, 2008 between Cenveo Corporation and U.S. Bank National Association, as Trustee, relating to the 10½% Notes of Cenveo Corporation—incorporated by reference to Exhibit 4.3 to Cenveo, Inc.’s current report on Form 8-K filed October 16, 2009.

4.23
Registration Rights Agreement dated as of June 13, 2008, among Cenveo Corporation, Cenveo, Inc., the other Guarantors named therein and Lehman Brothers Inc.—incorporated by reference to Exhibit 10.1 to Cenveo, Inc.’s current report on Form 8-K dated (date of earliest event reported) June 9, 2008, filed June 13, 2008.

4.24
Indenture dated as of February 5, 2010 among Cenveo Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee—incorporated by reference to Exhibit 4.1 to Cenveo, Inc.’s current report on Form 8-K filed February 9, 2010.

4.25	Form of Guarantee issued by Cenveo, Inc. and the other Guarantors named therein—incorporated by reference to Exhibit 4.2 to Cenveo, Inc.’s current report on Form 8-K filed February 9, 2010.
4.26
Registration Rights Agreement dated as of February 5, 2010 among Cenveo Corporation, Cenveo, Inc., the other Guarantors named therein and the initial purchasers named therein—incorporated by reference to Exhibit 4.3 to Cenveo, Inc.’s current report on Form 8-K filed February 9, 2010.

4.27
Intercreditor Agreement dated as of February 5, 2010 among Cenveo Corporation, Cenveo, Inc., the grantors named therein, Wells Fargo Bank, National Association, as second lien collateral agent, Bank of America, N.A., as first lien agent and control agent—incorporated by reference to Exhibit 4.4 to Cenveo, Inc.’s current report on Form 8-K filed February 9, 2010.

Exhibit No.	Exhibit
4.28
Second Lien Pledge and Security Agreement dated as of February 5, 2010 among Cenveo Corporation, Cenveo, Inc., the other grantors named therein and Wells Fargo Bank, National Association, as collateral agent—incorporated by reference to Exhibit 4.28 to Cenveo, Inc.’s annual report on Form 10-K for the year ended January 2, 2010 filed March 3, 2010.

4.29
Second Lien Intellectual Property Security Agreement dated as of February 5, 2010 among Cenveo Corporation, Cenveo, Inc., the other grantors named therein and Wells Fargo Bank, National Association, as collateral agent—incorporated by reference to Exhibit 4.29 to Cenveo, Inc.’s annual report on Form 10-K for the year ended January 2, 2010 filed March 3, 2010.

4.30	Form of Note issued by Cenveo Corporation—incorporated by reference to Exhibit 4.2 to Cenveo, Inc.’s current report on Form 8-K filed February 9, 2010.
5.1*	Opinion of Timothy M. Davis, Esq.
12.1**	Statement regarding computation of ratio of earnings to fixed charges.
23.1*	Consent of Timothy M. Davis (included in Exhibit 5.1).
23.2**	Consent of Deloitte & Touche LLP.
23.3**	Consent of Grant Thornton LLP.
24.1**	Powers of Attorney.
25.1**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wells Fargo Bank, National Association.
99.1**	Form of Letter of Transmittal
99.2**	Form of Notice of Guaranteed Delivery
*   Filed herewith.
** Previously filed.

Item 22.	Undertakings.

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 16th day of April, 2010.

CENVEO, INC.

By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 16, 2010
Robert G. Burton, Sr.
/s/ Mark S. Hiltwein	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 16, 2010
Mark S. Hiltwein
*	Director	April 16, 2010
Gerald S. Armstrong
*	Director	April 16, 2010
Leonard C. Green
*	Director	April 16, 2010
Mark J. Griffin
*	Director	April 16, 2010
Robert B. Obernier

* By:   /s/ Mark S. Hiltwein
Mark S. Hiltwein
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 16th day of April, 2010.

CENVEO CORPORATION

By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	April 16, 2010
Robert G. Burton, Sr.
/s/ Mark S. Hiltwein	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	April 16, 2010
Mark S. Hiltwein

* By:   /s/ Mark S. Hiltwein
Mark S. Hiltwein
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 16th day of April, 2010.

EACH OF ENTITIES LISTED ON SCHEDULE A

By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	April 16, 2010
Robert G. Burton, Sr.
/s/ Mark S. Hiltwein	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	April 16, 2010
Mark S. Hiltwein

* By:   /s/ Mark S. Hiltwein
Mark S. Hiltwein
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 16th day of April, 2010.

EACH OF THE ENTITIES LISTED ON SCHEDULE B

By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chief Executive Officer (Principal Executive Officer)	April 16, 2010
Robert G. Burton, Sr.
/s/ Mark S. Hiltwein	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 16, 2010
Mark S. Hiltwein
/s/ Mark S. Hiltwein	Sole Member	April 16, 2010
Commercial Envelope Manufacturing Co., Inc. by Mark S. Hiltwein, Chief Financial Officer

* By:   /s/ Mark S. Hiltwein
Mark S. Hiltwein
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 16th day of April, 2010.

EACH OF THE ENTITIES LISTED ON SCHEDULE C

By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chief Executive Officer (Principal Executive Officer)	April 16, 2010
Robert G. Burton, Sr.
/s/ Mark S. Hiltwein	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 16, 2010
Mark S. Hiltwein
/s/ Mark S. Hiltwein	Sole Member	April 16, 2010
Cenveo Corporation by Mark S. Hiltwein, Chief Financial Officer

* By:   /s/ Mark S. Hiltwein
Mark S. Hiltwein
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 16th day of April, 2010.

EACH OF THE ENTITIES LISTED ON SCHEDULE D

By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chief Executive Officer and Manager (Principal Executive Officer)	April 16, 2010
Robert G. Burton, Sr.
/s/ Mark S. Hiltwein	Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	April 16, 2010
Mark S. Hiltwein

* By:   /s/ Mark S. Hiltwein
Mark S. Hiltwein
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 16th day of April, 2010.

CENVEO CEM, LLC

By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chief Executive Officer (Principal Executive Officer)	April 16, 2010
Robert G. Burton, Sr.
/s/ Mark S. Hiltwein	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 16, 2010
Mark S. Hiltwein
/s/ Mark S. Hiltwein	Member	April 16, 2010
Cenveo Corporation by Mark S. Hiltwein, Chief Financial Officer
/s/ Mark S. Hiltwein	Member	April 16, 2010
RX JV Holding, Inc. by Mark S. Hiltwein, Chief Financial Officer

* By:  /s/ Mark S. Hiltwein
Mark S. Hiltwein
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 16th day of April, 2010.

EACH OF THE ENTITIES LISTED ON SCHEDULE E

By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Sole Manager and Chief Executive Officer (Principal Executive Officer)	April 16, 2010
Robert G. Burton, Sr.
/s/ Mark S. Hiltwein	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 16, 2010
Mark S. Hiltwein

*By:    /s/ Mark S. Hiltwein
Mark S. Hiltwein
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 16th day of April, 2010.

DISCOUNT LABELS, LLC

By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	April 16, 2010
Robert G. Burton, Sr.
/s/ Mark S. Hiltwein	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	April 16, 2010
Mark S. Hiltwein
/s/ Mark S. Hiltwein	Sole Member	April 16, 2010
Cenveo Corporation, by Mark S. Hiltwein, Chief Financial Officer

* By:  /s/ Mark S. Hiltwein
Mark S. Hiltwein
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 16th day of April, 2010.

CRX JV, LLC

By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chief Executive Officer (Principal Executive Officer)	April 16, 2010
Robert G. Burton, Sr.
/s/ Mark S. Hiltwein	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 16, 2010
Mark S. Hiltwein
/s/ Mark S. Hiltwein	Member	April 16, 2010
Cenveo Corporation, by Mark S. Hiltwein, Chief Financial Officer
/s/ Mark S. Hiltwein	Member	April 16, 2010
Discount Labels, LLC, by Mark S. Hiltwein, Chief Financial Officer
/s/ Mark S. Hiltwein	Member	April 16, 2010
RX JV Holding, Inc., by Mark S. Hiltwein, Chief Financial Officer

* By:  /s/ Mark S. Hiltwein
Mark S. Hiltwein
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 16th day of April, 2010.

CENVEO ALBERTA FINANCE LIMITED PARTNERSHIP

By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mark S. Hiltwein	President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 16, 2010
Mark S. Hiltwein
/s/ Mark S. Hiltwein	General Partner	April 16, 2010
Cenveo Corporation, by Mark S. Hiltwein, Chief Financial Officer

Schedule A

CADMUS DELAWARE, INC.
CADMUS DIRECT MARKETING, INC.
CADMUS FINANCIAL DISTRIBUTION, INC.
CADMUS INTERACTIVE, INC.
CADMUS INTERNATIONAL HOLDINGS, INC.
CADMUS JOURNAL SERVICES, INC.
CADMUS MARKETING GROUP, INC.
CADMUS MARKETING, INC.
CADMUS/O'KEEFE MARKETING, INC.
CADMUS PRINTING GROUP, INC.
CADMUS TECHNOLOGY SOLUTIONS, INC.
CADMUS UK, INC.
CENVEO CEM, INC.
CENVEO GOVERNMENT PRINTING, INC.
CENVEO MCLAREN MORRIS & TODD COMPANY
CNMW INVESTMENTS, INC.
COLORHOUSE CHINA, INC.
COMMERCIAL ENVELOPE MANUFACTURING CO., INC.
CRX HOLDING, INC.
EXPERT GRAPHICS, INC.
GARAMOND/PRIDEMARK PRESS, INC.
MADISON/GRAHAM COLORGRAPHICS, INC.
MADISON/GRAHAM COLORGRAPHICS INTERSTATE SERVICES, INC.
NASHUA CORPORATION
NASHUA INTERNATIONAL, INC.
OLD TSI, INC.
PC INK CORP.
PORT CITY PRESS, INC.
PRINTEGRA CORPORATION
REX CORPORATION
RX JV HOLDING, INC.
RX TECHNOLOGY CORP.
SCIENCE CRAFTSMAN INCORPORATED
VAUGHAN PRINTERS INCORPORATED
VSUB HOLDING COMPANY
WASHBURN GRAPHICS, INC.

Schedule B

BERLIN & JONES CO., LLC
HEINRICH ENVELOPE, LLC

Schedule C

LIGHTNING LABELS, LLC
136 EASTPORT ROAD, LLC

Schedule D

CADMUS INVESTMENTS, LLC
CDMS MANAGEMENT, LLC
CENVEO OMEMEE LLC

Schedule E

CENVEO COMMERCIAL OHIO, LLC
CENVEO RESALE OHIO, LLC
CENVEO SERVICES LLC

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Purchase Agreement dated January 29, 2010, among Cenveo Corporation, Cenveo, Inc., the other guarantors named therein and the Initial Purchasers named therein.
2.1
Stock Purchase Agreement dated as of July 17, 2007 among Cenveo Corporation, Commercial Envelope Manufacturing Co. Inc. and its shareholders—incorporated by reference to Exhibit 2.1 to Cenveo, Inc.’s current report on Form 8-K filed July 20, 2007.

4.1
Indenture dated as of February 4, 2004 between Mail-Well I Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee, and Form of Senior Subordinated Note and Guarantee relating to Mail-Well I Corporation’s 7⅞% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.5 to Cenveo, Inc.’s annual report on Form 10-K for the year ended December 31, 2003, filed February 27, 2004.

4.2
Supplemental Indenture, dated as of June 21, 2006 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004 relating to the 7⅞% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.2 to Cenveo, Inc.’s current report on Form 8-K filed June 27, 2006.

4.3
Third Supplemental Indenture, dated as of March 7, 2007 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004 relating to the 7⅞% Senior Subordinated Notes due 2013— incorporated by reference to Exhibit 4.7 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed May 9, 2007.

4.4
Fourth Supplemental Indenture, dated as of July 9, 2007 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004 relating to the 7⅞% Senior Subordinated Notes due 2013— incorporated by reference to Exhibit 4.8 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended June 30, 2007, filed August 8, 2007.

4.5
Fifth Supplemental Indenture, dated as of August 30, 2007 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004 relating to the 7⅞% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.6 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended September 29, 2007, filed November 8, 2007.

4.6
Sixth Supplemental Indenture, dated as of April 16, 2008 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004, relating to the 7⅞% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.7 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended June 28, 2008, filed August 7, 2008.

4.7
Seventh Supplemental Indenture, dated as of August 20, 2008 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004, relating to the 7⅞% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.8 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended September 27, 2008, filed November 5, 2008.

4.8
Eighth Supplemental Indenture, dated as of October 15, 2009 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004, relating to the 7⅞% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.1 to Cenveo, Inc.’s current report on Form 8-K filed October 16, 2009.

Exhibit No.	Exhibit
4.9
Indenture, dated as of June 15, 2004, among Cadmus Communications Corporation, the Guarantors named therein and Wachovia Bank, National Association, as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.9 to Cadmus Communications Corporation’s registration statement on Form S-4 filed August 24, 2004.

4.10
First Supplemental Indenture, dated as of March 1, 2005, to the Indenture dated as of June 15, 2004, among Cadmus Communications Corporation, the Guarantors named therein, Mack Printing, LLC and Wachovia Bank, National Association, as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.9.1 to Cadmus Communications Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2005, filed May 13, 2005.

4.11
Second Supplemental Indenture, dated as of May 19, 2006, to the Indenture dated as of June 15, 2004, among Cadmus Communications Corporation, the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.9.2 to Cadmus Communications Corporation’s annual report on Form 10-K for the year ended July 1, 2006, filed September 13, 2006.

4.12
Third Supplemental Indenture, dated as of March 7, 2007, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.11 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed May 9, 2007.

4.13
Fourth Supplemental Indenture, dated as of July 9, 2007, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.13 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended June 30, 2007, filed August 8, 2007.

4.14
Fifth Supplemental Indenture, dated as of August 30, 2007, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.13 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended September 29, 2007, filed November 8, 2007.

4.15
Sixth Supplemental Indenture, dated as of November 7, 2007, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.12 to Cenveo, Inc.’s annual report on Form 10-K for the year ended December 29, 2007, filed on March 28, 2008.

4.16
Seventh Supplemental Indenture, dated as of April 16, 2008, to the Indenture dated as of June 15, 2004, among   Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.16 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended June 28, 2008, filed on August 7, 2008.

Exhibit No.	Exhibit
4.17
Eighth Supplemental Indenture, dated as of August 20, 2008, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.18 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended September 27, 2008, filed November 5, 2008.

4.18
Ninth Supplemental Indenture, dated as of October 15, 2009, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.2 to Cenveo, Inc.’s current report on Form 8-K filed October 16, 2009.

4.19
Indenture, dated as of June 13, 2008, between Cenveo Corporation and U.S. Bank National Association, as Trustee, relating to the 10½% Notes of Cenveo Corporation—incorporated by reference to Exhibit 4.1 to Cenveo, Inc.’s current report on Form 8-K filed June 13, 2008.

4.20
Guarantee by Cenveo, Inc. and the other guarantors named therein relating to the 10½% Notes of Cenveo Corporation—incorporated by reference to Exhibit 4.2 to Cenveo, Inc.’s current report on Form 8-K dated (date of earliest event reported) June 9, 2008, filed June 13, 2008.

4.21
First Supplemental Indenture, dated as of August 20, 2008, to the Indenture of June 13, 2008 between Cenveo Corporation and U.S. Bank National Association, as Trustee, relating to the 10½% Notes of Cenveo Corporation—incorporated by reference to Exhibit 4.21 to Cenveo, Inc.’s quarterly report on Form 10-Q for the quarter ended September 27, 2008, filed November 5, 2008.

4.22
Second Supplemental Indenture, dated as of October 15, 2009, to the Indenture of June 13, 2008 between Cenveo Corporation and U.S. Bank National Association, as Trustee, relating to the 10½% Notes of Cenveo Corporation—incorporated by reference to Exhibit 4.3 to Cenveo, Inc.’s current report on Form 8-K filed October 16, 2009.

4.23
Registration Rights Agreement dated as of June 13, 2008, among Cenveo Corporation, Cenveo, Inc., the other Guarantors named therein and Lehman Brothers Inc.—incorporated by reference to Exhibit 10.1 to Cenveo, Inc.’s current report on Form 8-K dated (date of earliest event reported) June 9, 2008, filed June 13, 2008.

4.24
Indenture dated as of February 5, 2010 among Cenveo Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee—incorporated by reference to Exhibit 4.1 to Cenveo, Inc.’s current report on Form 8-K filed February 9, 2010.

4.25	Form of Guarantee issued by Cenveo, Inc. and the other Guarantors named therein—incorporated by reference to Exhibit 4.2 to Cenveo, Inc.’s current report on Form 8-K filed February 9, 2010.
4.26
Registration Rights Agreement dated as of February 5, 2010 among Cenveo Corporation, Cenveo, Inc., the other Guarantors named therein and the initial purchasers named therein—incorporated by reference to Exhibit 4.3 to Cenveo, Inc.’s current report on Form 8-K filed February 9, 2010.

4.27
Intercreditor Agreement dated as of February 5, 2010 among Cenveo Corporation, Cenveo, Inc., the grantors named therein, Wells Fargo Bank, National Association, as second lien collateral agent, Bank of America, N.A., as first lien agent and control agent—incorporated by reference to Exhibit 4.4 to Cenveo, Inc.’s current report on Form 8-K filed February 9, 2010.

4.28
Second Lien Pledge and Security Agreement dated as of February 5, 2010 among Cenveo Corporation, Cenveo, Inc., the other grantors named therein and Wells Fargo Bank, National Association, as collateral agent—incorporated by reference to Exhibit 4.28 to Cenveo, Inc.’s annual report on Form 10-K for the year ended January 2, 2010 filed March 3, 2010.

Exhibit No.	Exhibit
4.29
Second Lien Intellectual Property Security Agreement dated as of February 5, 2010 among Cenveo Corporation, Cenveo, Inc., the other grantors named therein and Wells Fargo Bank, National Association, as collateral agent—incorporated by reference to Exhibit 4.29 to Cenveo, Inc.’s annual report on Form 10-K for the year ended January 2, 2010 filed March 3, 2010.

4.30	Form of Note issued by Cenveo Corporation—incorporated by reference to Exhibit 4.2 to Cenveo, Inc.’s current report on Form 8-K filed February 9, 2010.
5.1*	Opinion of Timothy M. Davis, Esq.
12.1**	Statement regarding computation of ratio of earnings to fixed charges.
23.1*	Consent of Timothy M. Davis (included in Exhibit 5.1).
23.2**	Consent of Deloitte & Touche LLP.
23.3**	Consent of Grant Thornton LLP.
24.1**	Powers of Attorney.
25.1**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wells Fargo Bank, National Association.
99.1**	Form of Letter of Transmittal
99.2**	Form of Notice of Guaranteed Delivery
*   Filed herewith.
** Previously filed.